EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT


This Employment  Agreement (the  "Agreement") is entered into as of the 15th day
of  April,  1999  between  Ahlawyss  Fulton,   (the  "Employee")  and  OneSource
Technologies, Inc., a Delaware corporation, (the "Company).

                                    RECITALS

A. The Company is engaged, among other things, in the business of office equipment repair and maintenance. The Company has purchased Net Express, Inc. ("Net Express") from Employee. The Employee has been previously employed by Net Express as its President.

B. The Company desires to retain the services of Employee as its Vice President and as President and Director of Net Express and the Employee desires and is willing to accept employment in that capacity.

C. The Company and Employee desire to embody the terms and conditions of the Employee's employment in a written agreement, which will supersede all prior agreements of employment.

                                   AGREEMENTS


Now, therefore, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Employee is employed as Vice President of OneSource Technologies, Inc. and as President and Director of Net Express through the term of this Agreement. The Employee shall have such duties as shall be allocated to him from time to time by the Board of Directors of the Company (the "Board") in his capacity as the Vice President and shall serve as President of Net Express. During the first year of this Agreement, Employee is assigned and agrees to devote the time and effort required to plan, oversee and implement specific projects necessary for the continued growth of the Company and its subsidiary, Net Express including, but not limited to: (i) implement the business plan of the Company by securing long term contracts for maintenance and repair of office equipment and computer networking, (ii) conduct market research and prepare business plans, and
     (iii) increase sales in Net Express to a yearly level of $450,000. During the Term of this Agreement, the Employee shall be based in the principal offices of the Company in Phoenix, Arizona, and shall not be required to be based anywhere other than in the Phoenix, Arizona area, except for travel as reasonably required in the performance of his duties hereunder.

2. Term. The Term of this Agreement shall be for a period commencing on the Effective Date and ending one (1) year from the Effective Date, unless


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     sooner  terminated.  Prior to the anniversary of the Effective Date hereof, the term of this Agreement shall be renegotiated for an additional period.

3.   Effective  Date. The Effective  Date of this  Agreement  shall be April 15,
     1999.

4. Compensation. Subject to the provisions of this Agreement, the Company agrees to pay the Employee compensation as follows:

     a. Subject to the further provisions of this Agreement, the Company agrees to pay the Employee, commencing April 15, 1999 and through April 14, 2000 an annual salary of $40,000.00. Commencing April 15, 1999, and thereafter throughout the Term of this Agreement, the Company agrees to pay the Employee the salary determined annually by the Board of Directors.

     b. Employee shall participate in any Company program or plan providing for the payment of any deferred compensation, bonus, retirement or other employee benefit plans or fringe benefits and Employee's participation therein shall not reduce the compensation payable to the Employee under this Section 4. Except as otherwise provided, the compensation under this
     Section 4 shall be payable by the Company to the Employee in equal semi-monthly installments, or on such other basis as the Company and the Employee may agree but in any case not less frequently than monthly. All compensation paid shall be subject to federal and state withholding, according to the tax forms completed by the Employee.

5. Bonuses. A bonus pool will be created for Net Express employees. Fulton, as President of Net Express will control distribution of this pool. Fulton may allocate the pool to himself or to his employees in his sole discretion. For the remainder of 1999, twenty (20%) percent of the net income of Net Express determined on a GAAP basis (General Accepted Accounting Principals) before taxes will be available for distribution in the pool. Allocation of profits to the pool shall be made within thirty (30) days of the end of the fiscal year.

6. Business Expenses. The Company will reimburse the Employee for any and all necessary, customary, and usual expenses, properly recorded in accordance with the Company's policies applicable to all executive employees, incurred by the Employee on behalf of the Company, including, but not limited to, expenses relating to meals and entertainment, continuing professional education, and other professional expenses. Car expenses will be reimbursed by the Company at the rate of $300.00 per month plus gasoline expense. Employee will be required to provide proof of insurance.

7. Participation in Retirement and Employee Benefit Plans. During the Term of this Agreement, the Employee shall be entitled to participate in any plan of the Company relating to stock options, restricted stock awards, stock purchases, pension, thrift, profit sharing, life insurance, medical coverage, education or other fringe, retirement or employee benefits that the Company has adopted or may adopt for the benefit of its senior executives. Upon the Effective Date of this Agreement or as soon thereafter as coverage can be obtained, and until such other benefits are provided,


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     the Company shall arrange for individual  medical coverage on a policy form consistent with that provided to other executives of the Company.

8. Voluntary Absences; Vacations. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities of the Employee under this Agreement. All such voluntary absences shall count as paid vacation time, unless the board otherwise determines. The Employee shall be entitled to an annual paid vacation of ten (10) days per year or such longer period as the Board may approve, which vacation time shall be in addition to Saturdays, Sundays and holidays recognized by the Company. The timing of paid vacations shall be scheduled in a manner reasonably acceptable to the Company.

9.   Termination.

     a. Termination for Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of the Employee's duties with the Company for thirty (30) days, the Board of Directors of the Company may direct that Notice of Termination be given to Employee, as provided in subsection (c) hereof, and if, within thirty (30) days after written notice of termination is given, the Employee shall not have returned to the full-time performance of the Employee's duties, the Employee's employment may be terminated by the Company for "Disability".

     b. Termination for Cause. Subject to notice given as provided in subsection
     (c), the Company may terminate the Employee's employment for "Cause" at any time. Termination for Cause means the termination of employment of Employee by the Company because of Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any material law, rule or regulation resulting in the Company's detriment or reflecting upon the Company's integrity (other than traffic infractions or similar minor offenses) or a material breach by the Employee of the terms of this Agreement and failure to (i) cure such breach or to begin substantial and good faith efforts to cure such breach within thirty (30) days after receipt of written notice from the Company specifying the nature of such breach, or (ii) failure to pay compensation to the Company deemed reasonable by the Company if the breach cannot be cured.

     c. Termination by Exercise of Redemption Provision. In the event Employee exercises the Redemption option pursuant to the Redemption Agreement executed concurrently herewith, Employee shall be deemed to have voluntarily terminated this Agreement.

     d.  Notice  of  Termination.   Notice  of  termination  of  the  Employee's
     employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with
     Section 14. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Employee's employment under the provision so indicated.


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     e. Date of Termination,  Etc. The term "Date of Termination" shall mean (i)
     if the Employee's employment is terminated by the Employee's death, the last day of the sixth month following the date of death; (ii) if the Employee's employment is terminated for Disability, thirty (30) days after the Notice of Termination is given (provided that the Employee shall not have returned to the full-time performance of the Employee's duties during such thirty ((30) day period); (iii) if the Employee's employment is terminated for Cause, the date specified in the Notice of Termination; and
     (iv) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination.

10. No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company.

     a. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

     b. This Agreement shall inure to the benefit of and be enforceable by the Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

11.  Confidential Information.

     a. Employee acknowledges that he has and will have access to trade secrets and confidential business information of the Company and its affiliates and subsidiaries throughout the term of this Agreement and that any such trade secret or confidential information, regardless of whether Employee alone or with others developed any such trade secret or confidential information, shall be and shall remain the property of the Company or its affiliates or subsidiaries. During the term of this Agreement and after termination of employment, Employee shall not, either voluntarily or involuntarily, on either his own account, as a member of a firm, or on behalf of another employer or otherwise, directly or indirectly use or reveal to any person, partnership, corporation, or association any trade secret or confidential information of the Company or any of its subsidiaries or affiliates. Such trade secrets shall include, but shall not be limited to, business plans, marketing plans or programs, any non-public financial information, forecasts and statistics relating to routes and markets, contracts, customer lists, compensation arrangements and business opportunities. The term "trade secrets" shall not include information generally available to the public or a governmental agency except

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     information  provided to the U.S.  Securities  and Exchange  Commission  or
     other governmental agencies on a confidential basis. Employee will not make available to any person, partnership, corporation or association, or retain after termination of employment, any Employer policy manuals, printed materials or computer disc containing information related to the Company or to any subsidiary or affiliate of the Company. In the event that this Agreement is terminated by exercise of the redemption rights by Employee or the Company, Employee shall not be precluded by this paragraph from using confidential information of Net Express which he originally provided to the Company.

     b. Injunctive Relief. Employee acknowledges that the restrictions contained in this Section 12 are a reasonable and necessary protection of the immediate interests of the Company and its affiliates and subsidiaries and that any violation of these restrictions would cause substantial injury to the Company. In the event of a breach or threatened breach by Employee of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

12. Covenant Not to Compete. Employee shall not engage in any business or perform any service, directly or indirectly, or have any interest, whether as a proprietor, partner, employee, investor, principal, agent, consultant, director or officer, in any enterprise, within those areas of the United States where the Company or any of its affiliates or subsidiaries operates, which is in competition with the business of the Company or any of its affiliates or subsidiaries, (i) during the term of his employment hereunder, or (ii) within one year after the termination of the Employee's employment under the terms of this Agreement; provided, however, that this Covenant Not to Compete shall not apply if Employee's employment is terminated by the Company without cause. In the event that this Agreement is terminated by exercise of the redemption rights by the Employee or the Company, Employee shall not be precluded by this paragraph from continuing the business of Net Express as constituted on April 15, 1999.

     If any court shall determine that the duration or geographical limit of any of the foregoing restrictions are unenforceable, it is the intention of the parties that the foregoing restrictions shall not be terminated but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of this Section 13 in the jurisdiction of the court that has made the adjudication.

13. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:


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To the Company:        OneSource Technologies, Inc.
                       2329 West Mescal
                       Suite 304
                       Phoenix, AZ 85029
                       Attn: Jerry Washburn

To the Employee:       Ahlawyss Fulton
                       9201 North 29th Avenue
                       Suite 302
                       Phoenix, AZ 85051

14. Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

15. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

18. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and all prior agreements of the parties shall be merged herein. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles. The obligations of the Company under Section 9 and Section 10 shall survive the expiration of the Term of this Agreement.



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In Witness  Whereof,  the parties  hereto have executed this Agreement as of the date first above written.

Employee                                         The Company
                                                 OneSource Technologies, Inc.

/s/ Ahlawyss Fulton                              /s/ Donald Gause
----------------------------------               ----------------------------
Ahlawyss Fulton                                       Donald Gause,
                                                      Secretary/Treasurer


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